As filed with the Securities and Exchange Commission on July 7, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Therapeutics Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-0800493
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

200 Berkeley Street
18th Floor
Boston, MA 02116
(617) 778-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Kolchinsky
200 Berkeley Street
18th Floor
Boston, MA 02116
(617) 778-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jocelyn Arel Daniel J, Espinoza Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Sarah Reed RA Capital Management, L.P. 200 Berkeley Street 18th Floor Boston, Massachusetts 02116 Tel: (617) 778-2500	Joel L. Rubinstein Daniel E. Nussen White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-239196

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Shares of Class A common stock, $0.0001 par value	2,070,000	$10.00	$20,700,000	$2,687

(1) Represents only the additional number of shares being registered and includes 270,000 shares of Class A common stock issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-239196).

(2) The registrant previously registered securities at an aggregate offering price not to exceed $115,000,000 on a Registration Statement on Form S-1 (File No. 333-239196), which was declared effective by the Securities and Exchange Commission on July 7, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $20,070,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by Therapeutics Acquisition Corp. (the “Registrant”) by 2,070,000 shares, 270,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-239196), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on July 7, 2020, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Goodwin Procter LLP

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

* Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239196), originally filed with the Securities and Exchange Commission on June 15, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of July, 2020.

THERAPEUTICS ACQUISITION CORP.

By:	/s/ Peter Kolchinsky
Peter Kolchinsky
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Peter Kolchinsky	Chief Executive Officer and Chairman of the Board	July 7, 2020
Peter Kolchinsky	(Principal Executive Officer)

/s/ Matthew Hammond	Chief Financial Officer, Director	July 7, 2020
Matthew Hammond	(Principal Financial Officer and Principal Accounting Officer)

*	Director	July 7, 2020
Daniel S. Grau

*	Director	July 7, 2020
Michael P. Gray

*	Director	July 7, 2020
David C. Lubner

Peter J. Wirth, J.D.

*By:	/s/ Peter Kolchinsky
Peter Kolchinsky
Attorney-in-fact